CERTAIN CONFIDENTIAL MATERIAL CONTAINED
                                IN THIS DOCUMENT, MARKED BY BRACKETS,
                                HAS BEEN OMITTED AND FILED SEPARATELY
                                  WITH THE SECURITIES AND EXCHANGE
                                  COMMISSION PURSUANT TO RULE 24b-2
                               OF THE SECURITIES EXCHANGE ACT OF 1934,
                                             AS AMENDED.


         TOLLING / SERVICES AGREEMENT FOR INDUSTRIAL DIAMONDS

     THIS AGREEMENT, made and entered into as of this 22nd day of July, 1996, by and between E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation having its principal place of business at 1007 Market Street, Wilmington, Delaware 19898 (hereinafter referred to as "DuPont") and DYNAMIC MATERIALS CORPORATION, a Colorado corporation having its principal place of business at 551 Aspen Ridge Drive, Lafayette, Colorado 80026 (hereinafter referred to as "Contractor").

BACKGROUND
- ----------

     Contractor has on the date hereof acquired from DuPont DuPont's DETACLAD(R) explosion bonded clad metal business, including the Machinery and Equipment located at the Dunbar, Pennsylvania facility. In connection with such transaction and subject to the terms and conditions of this Agreement, Contractor agrees to (i) manufacture at the Dunbar Facility high density ammonium nitrate explosives, and (ii) to detonate such explosives around industrial diamond assemblies, as described in DuPont's procedures for producing Mypolex(R) industrial diamonds. Contractor will make available suitable facilities and equipment and sufficiently trained and qualified employees at the Dunbar Facility for the performance of such services as further described herein; and
     DuPont desires to avail itself of the services of Contractor for the time, in the manner, and upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual undertakings hereunder, the Parties agree as follows:

1. REPLACEMENT OF PRIOR AGREEMENTS
   -------------------------------

     This Agreement, the Purchase and Sale Agreement and the Sublease by and between DuPont and Contractor of even date herewith shall take the place of and entirely supersede any oral or written contracts, agreements, arrangements that deal with the same subject matter as referenced herein.

2. DEFINITIONS
   -----------

     Unless otherwise defined herein, capitalized terms shall have the same meaning herein as ascribed to them in the Purchase and Sale
Agreement  dated the date hereof
between the parties.

     "Assemblies" means Material in the form of welded driver tube / product tube arrangements supplied by DuPont to Contractor which are substantially ready to be shocked by detonation of the Explosives.

     "Explosive" means the explosive material produced by Contractor according to the Mypolex(R) operating procedures.

     "Material" means any matter defined in DuPont's operating instructions for the process, set forth in Exhibit 1 attached hereto, including tubes and culverts, furnished by DuPont to Contractor for processing, handling or for use in the production of Product.

     "PPI" means Producer Price Index - Finished Goods as published by the Bureau of Labor and Statistics in which the 1982 Index equals 100.

     "Product" means the Assemblies after they have been shocked by detonation of the Explosives.

     "Production Order" means a production order for Services submitted by DuPont to Contractor at least two (2) calendar months in advance of the month in which the Services are required, as more fully described in Article 5.

     "Purchase and Sale Agreement" means the Purchase and Sale
Agreement - DETACLAD(R) Business between the parties dated the date hereof.

     "Quarters" means calendar quarters.

     "Raw Material Fee" means the raw material fee described in
Exhibit 2.

     "Service" means services necessary to (a) manufacture and test the Explosive, and (b) convert the Material to finished Products by detonation of Explosives, as more fully described in Article 3.

     "Service Fee" means the service fee described in Exhibit 2.

3. SCOPE OF WORK AND TIMING
   ------------------------

     Contractor shall, except to the extent otherwise expressly stated herein, furnish all labor, supervision, materials, tools, equipment, facilities and services to properly and efficiently do all things necessary to (a) manufacture and test the Explosive at the Dunbar Facility, and (b) convert the Assemblies to finished Products by detonation of Explosives at the Dunbar Facility, in accordance with the operating instructions set forth in Exhibit 1 attached hereto. Such operating instructions may be modified from time to time by mutual written agreement. In the event that such operating instructions are required to be modified [
                                                                   ]*
Contractor shall not be in default under this Agreement if Contractor is required by law to suspend operations until such operating procedures are

                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

modified. DuPont and Contractor acknowledge and agree that if the operating instructions are modified in a way which materially increases or decreases the cost of the Services to Contractor, then the parties shall negotiate a corresponding increase or decrease in the compensation to be paid Contractor pursuant to Section 9.

     DuPont shall provide Contractor with the Assemblies and the accompanying culverts. DuPont shall notify Contractor in advance of making any material changes to the composition of the Assemblies, provided that DuPont shall not be obliged to disclose the specific composition of the Assemblies. Contractor shall procure, manufacture and test the Explosives (per the operating instructions attached as Exhibit 1). The services to be provided are substantially set forth in Exhibit 1 attached hereto and such services are hereinafter referred to as "Services".

4. SAFEKEEPING/TITLE/STORAGE
   -------------------------

     Contractor assumes full responsibility and liability for the safekeeping and safe handling of all DuPont Material or Product when such Material or Product is in Contractor's care, custody and control. Unless otherwise specified in this Agreement, title to such Material or Product shall remain with DuPont at all times. Title to the Explosive shall remain with Contractor at all times.

     Contractor shall reimburse DuPont for DuPont's actual cost, according to normal business accounting procedures, of any such Material or Product lost, damaged or destroyed while in Contractor's control. Reimbursement of such cost shall not affect DuPont's title to such Material or Product. Contractor shall segregate such Material or Product indicating DuPont's ownership. Contractor shall obtain prior written approval of DuPont's Contract Administrator before moving any such Material or Product to a location outside of the Dunbar Facility.

     DuPont reserves the right to file a U.C.C. Financial Statement or such other documents as may be necessary under federal, state or local law to preserve its interest in and assure its right to recover without lien or other encumbrance any Material, Product or other tangible items which DuPont delivers to Contractor from the control of Contractor, its employees, agents or assigns. Contractor agrees on behalf of itself, its employees, agents and assigns to cooperate fully with DuPont, including the signing of any and all appropriate filing or other documents necessary to preserve DuPont's interests in said Material, Product or other tangible items.

     Products shall be delivered F.O.B. the Dunbar Facility.
Liability for loss or damage to same shall pass to DuPont upon Contractor's tender of delivery to DuPont's carrier for shipment to DuPont. After Contractor's tender of delivery, DuPont shall be

responsible for all transportation charges and DuPont requested insurance expenses, including any associated taxes, duties or documents. At the request of DuPont, shipments will be shipped by Contractor freight collect, or if prepaid, such freight will be subsequently billed to DuPont and DuPont will reimburse Contractor for such freight in accordance with Section 9 below. Unless otherwise specified by DuPont, transportation will be by the most cost-effective method of transportation in keeping with any particular delivery date. At DuPont's option, Contractor will insure the shipments against damage to or loss of the Products. Any such shipping insurance so provided by Contractor will subsequently be billed to DuPont, and DuPont will reimburse Contractor for such expense. Unless otherwise agreed, packaging of shipments shall be in accordance with DuPont's customary practices. Upon approval by DuPont, Contractor may deliver the Products in installments.

5. QUANTITY
   --------

     (a)  Requirements.  Except as expressly provided herein,
          ------------
Contractor agrees to provide and DuPont agrees to purchase one hundred percent (100%) of DuPont's requirements for the Services described herein for its Mypolex(R) industrial diamond business.

     (b)  Forecast and Monthly Quantity.  It is anticipated that
          -----------------------------
DuPont will require Services for the following number of Assemblies:

          Year          Number of Assemblies (per month)
          ----          --------------------------------
          [


                                        ]*

The foregoing forecast is not binding and is merely intended to provide the parties with general guidance as to DuPont's demand for Services. On request by Contractor, DuPont shall provide Contractor with an updated forecast of DuPont's anticipated demand for Services.


     Contractor acknowledges that Services are typically provided for
[            ]* per day. Notwithstanding the above, Contractor shall
not be obligated to provide Services for more than [                ]*
per month. In the event DuPont's production forecast changes, DuPont shall inform Contractor as soon as reasonably possible of such change. The parties agree to cooperate with each other in order to reasonably satisfy both parties' production needs.

     DuPont is developing a process wherein Contractor will be able to explosively


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

[
                                          ]*  In the event both
parties mutually determine to use [            ]* Contractor and
DuPont shall modify the operating instructions attached hereto as
Exhibit 1 accordingly. For purposes of calculating the quantity of Services provided per month, [
                               ]*  In no event shall Contractor be
obligated to perform [           ]* if in the parties' reasonable
opinions such services would [
                                   ]*  In the event the parties cannot
agree on whether [
              ]* at the request of either party, an independent consultant shall be engaged to evaluate the impact of [
                            ]*  The parties shall mutually select the
independent consultant. Such consultant shall be skilled in the field of mining and the integrity of subterranean mines. The parties shall share the cost of such independent consultant, whose determination shall be final and binding upon the parties.

     (c)  Rolling Monthly Forecast and Production Order.  DuPont shall
          ---------------------------------------------
also provide Contractor with rolling monthly forecasts of production requirements hereunder. The monthly forecast shall state DuPont's anticipated demand for the next six (6) months. To the extent possible, DuPont shall specify in such monthly forecast the amount of
Services DuPont anticipates for [            ]* and development
activities. It is understood that all such forecasts are estimates only and are not commitments, provided, however, DuPont will submit written confirmation of its production orders for Services hereunder at least two (2) months in advance of the month in which the Services are required (the "Production Order"). The Production Order represents DuPont's binding commitment to procure Services from Contractor, subject to the provisions of this Agreement.

     DuPont shall deliver Assemblies to Contractor no later than the last business day of the prior calendar month. The number of Assemblies delivered to Contractor shall be consistent with the Production Order provided by DuPont to Contractor two (2) months earlier. Contractor shall arrange for the delivery of the appropriate number of culverts from DuPont's supplier, as a release against DuPont's master purchase order for the supply of culverts. Contractor shall furnish the Services with respect to such Assemblies by the last day of the calendar month for which the Services were requested in the Production Order. In the unforeseen event that Contractor does not complete such Services by the end of any calendar month, then Contractor shall provide such Services every normal business day until the month's Production Order of Product has been completed, and Contractor shall make such Product available for immediate shipment. DuPont's Industrial Diamonds Business may, at its option, waive this requirement upon written notice to


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

Contractor.

     In the event the Services result in one or more blown shots (as defined in Exhibit 2 attached hereto), Contractor shall not be required to furnish additional Services with respect to the affected Assembly.

     (d)  Penalty for Delivery of Fewer Assemblies than Specified in
          ----------------------------------------------------------
the Production Order.  The parties acknowledge that Contractor must
- --------------------
schedule time in the Dunbar Facility in order to provide Services to DuPont. Therefore, in the event DuPont provides Contractor with fewer Assemblies than specified in the Production Order, DuPont shall compensate Contractor as follows:

     (i) If DuPont provides Contractor with no more than one Assembly less than specified in the Production Order, DuPont shall pay no compensation to Contractor, but Contractor shall not be responsible to DuPont for not completing the Services for the Assembly which was not provided.

     (ii) If (for any reason including force majeure) DuPont provides Contractor with more than one Assembly less than specified in the Production Order (and further provided that Contractor is substantially in compliance with the terms and conditions of this Agreement and the Sublease (as defined in Paragraph 7 below), DuPont shall pay Contractor the Service Fee [

                                  ]* for each Assembly less than
          specified in the Production Order.

Contractor may, at its option, provide Services for more Assemblies than specified in the Production Order, provided that such excess Services shall be applied to current or subsequent quarterly take or pay requirements, and may, at DuPont's option, be applied towards the subsequent periods' Purchase Order requirements, . Contractor may, at its option, waive the penalty specified in this Paragraph.

     (e) DuPont shall have the obligation to take or pay for Assemblies as further set forth in Exhibit 2 attached hereto.

6.  STORAGE OF ASSEMBLIES.
    ---------------------

     In anticipation of shipping truckloads of Assemblies and Product to and from the Dunbar Facility at any one time on a periodic basis, DuPont may, free of charge, store on an ongoing basis up to eight (8) Assemblies and accompanying culverts at the Dunbar Facility for up to thirty (30) days. Such eight (8) Assemblies and accompanying culverts are in excess of the number specified in the monthly


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

Production Order. In addition DuPont may, free of charge, store up to eight (8) Product items in excess of the monthly Production Order at the Dunbar Facility for up to thirty (30) days. Contractor shall provide adequate space to store such Assemblies, culverts and Product.

7. SUBLEASE OF DUNBAR FACILITY
   ---------------------------

     The parties acknowledge that DuPont has leased to Contractor the Dunbar Facility pursuant to the terms of a Sublease Agreement between the parties dated the date hereof (the "Sublease").

8. PERIOD OF AGREEMENT
   -------------------

     This Agreement will become effective as of the date hereof, and shall continue in full force and effect until expiration or earlier termination of the Sublease Agreement (the expiration date of the Sublease Agreement, as extended for its full term is December 15,
2005).

     In addition, this Agreement, may be earlier terminated by either party without cause, at any time following thirty (30) months after the date hereof, upon nine (9) months prior written notice sent to the address set forth in the Notices Article herein. The first date that this Agreement may be terminated without cause is thirty (30) months following the date hereof.

     In the event Contractor elects to terminate this Agreement (other than because of the breach or non-performance of this Agreement by DuPont), then, at DuPont's option upon written notice to Contractor, the Sublease shall terminate on the same date. If Contractor terminates this Agreement because of the breach or non-performance (which is capable of cure) of the Agreement by DuPont, then the Sublease shall continue in full force and effect. If DuPont terminates this Agreement, the Sublease shall not terminate, provided, however, if this Agreement is terminated by DuPont as a result of a material breach or non-performance (which is capable of cure) by Contractor (after applicable cure periods as provided in Paragraph
23), DuPont may, at its option and upon written notice to Contractor, immediately terminate the Sublease .

     Termination of this Agreement, which shall be accomplished without penalty unless otherwise specifically stated herein, shall not relieve or release either DuPont or Contractor from any rights, liabilities or obligations they may have accrued under the law or terms of this Agreement prior to the date of such termination. Upon the termination or expiration of this Agreement, or any extension thereof, Contractor shall promptly tender to DuPont all Material(s) and Product, at which time Contractor will invoice DuPont for Services performed prior to termination. Dupont shall pay such invoice in accordance with the terms of Paragraph 12 herein.

     If, at any time during the term of the Sublease or any extensions or renewals thereof, Contractor purchases all or any portion of the Dunbar Facility or obtains a lease directly from the owners thereof, DuPont may at its option extend this Agreement on the same terms and conditions for a period of up to five (5) years or such other period as the parties may mutually agree.

9. COMPENSATION
   ------------

     As consideration for Services properly provided hereunder, DuPont agrees to pay and Contractor agrees to accept the compensation described in Exhibit 2 attached hereto.

10. EXCLUSIVITY AND NON-COMPETE
    ---------------------------

     During the term of this Agreement and for a period of one year thereafter, Contractor agrees that it (a) will not provide Services in connection with the manufacture of polycrystalline industrial diamonds similar to those covered herein to any third parties (including Contractor and its Affiliates) and that Contractor will provide Services exclusively to DuPont, and (b) will not engage in consultation, development, licensing marketing or research services related to the Services or within the field of polycrystalline industrial diamonds other than in connection with the performance of the Services hereunder. Contractor shall not use, reuse, sell or otherwise dispose of any DuPont Material or Product, except in connection with performing Services. If Contractor fails to keep and perform every covenant of this Article, DuPont shall be entitled to specifically enforce the same by injunction in equity in addition to any remedies which DuPont may have.

11. TAXES
    -----

     DuPont agrees either to pay directly all property taxes, licenses, charges and assessments properly levied by any properly constituted governmental authority upon the Material, Assemblies or Product hereunder, or to reimburse Contractor therefore if paid by Contractor at DuPont's written direction. Contractor assumes full responsibility for the payment of all federal and state taxes of whatever sort, social security and unemployment compensation taxes, withholding taxes, gross receipts taxes, franchise taxes and all other taxes or charges applicable to Contractor's actions, employees, and materials used for providing Services hereunder or applicable to Contractor's income hereunder.

12. TERMS OF PAYMENT
    ----------------

     Contractor shall invoice DuPont once per month for all Services properly provided under this Agreement during the preceding calendar month.

     If Contractor's invoice does not indicate that Contractor is an incorporated entity, by use of the words (or abbreviations) "Incorporated", "Corporation" or "P.C." as a part of Contractor's company name, then Contractor shall display its tax identification number (TIN) on the invoice in lieu of such designations. Failure to furnish such information may result in withholding twenty percent (20%) of payments in accordance with IRS regulations.

     Terms of payment shall be net thirty (30) days after DuPont's receipt of such invoice at the address set forth in the Section 32 herein. Payment shall be considered made when payment checks are mailed by DuPont via first class mail to the address set forth in the Notice Article herein. Contractor's invoice shall be prepared in the form set out in Exhibit 3 attached hereto, as may be changed from time to time upon thirty (30) days prior written notice from DuPont to Contractor.

     If payment is not received by Contractor within thirty (30) days following DuPont's receipt of Contractor's written notice of non-payment , DuPont shall be in default under this Agreement.

13. SHIPMENTS
    ---------

     Freight charges, excluding detention and demurrage charges, for all Assemblies or other items supplied directly by DuPont under this Agreement and for all Product produced hereunder by Contractor and shipped per DuPont's instructions, shall be paid by DuPont. Detention and demurrage charges on incoming shipments shall be borne by Contractor unless caused by DuPont's early or excessive delivery of Material.

14. WASTE DISPOSAL
    --------------

     Contractor agrees to employ reasonable efforts to minimize the waste generated as a result of providing Services. Contractor shall dispose of any waste produced as a result of providing services, including waste from blown shots,, provided, however, that Contractor shall return to DuPont for disposal all Materials, including the Assemblies resulting from blown shots. Contractor agrees that it will furnish all required equipment and labor to remove and dispose of such waste generated as a result of providing Services.

15. RECORDS AND INSPECTION
    ----------------------

     Contractor agrees to maintain a record of all Services performed at the Dunbar Facility. Such records shall include, without limitation, (a) the type and quantity of explosives, and (b) the cost of Explosives and other raw materials used in connection with the Services, and (c) the results of inspections the Dunbar Facility and scaling operations inside the Dunbar Facility. DuPont or its designee shall have the right from time to time, at DuPont's cost, to inspect and verify the records kept by Contractor in connection with this Agreement. In addition, DuPont or its designee shall have the right to visit, observe, audit, and inspect the facilities and operations related to the Services performed at the Dunbar Facility at any time during Contractor's normal business hours so long as DuPont provides Contractor with reasonable advance notice and reasonably limits the frequency of such visits.

16. DEVELOPMENT ACTIVITIES
    ----------------------

     The parties acknowledge that Contractor and/or DuPont may periodically desire to develop new and improved Services or Products, which may include furnishing services for such development activities. Such development activities may include, without limitation, any or all of the following: [




                                                                    ]
Contractor and DuPont agree that the terms of any Services rendered by Contractor for DuPont development activities shall be subject to prior negotiation between the parties. Contractor shall cooperate with DuPont in connection with such development activities. DuPont and Contractor shall negotiate mutually agreeable schedules based on costs, and fees for services rendered in connection with the development activities.

17. NONDISCLOSURE
    -------------

     Contractor hereby agrees not to disclose to others without the prior written consent of DuPont:

          (a) the terms and conditions of this Agreement , including the terms and conditions under which DuPont has purchased or plans to purchase Services, provide
               Material and Assemblies or receive Product from Contractor, or

          (b) the structure or composition of Material, Assemblies or Product,


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

               information or methods which are provided by DuPont and development activities,

except when such disclosure is necessary to provide Services.

     DuPont hereby agrees not to disclose to others without the prior written consent of Contractor:the terms and conditions of this Agreement , including the terms and conditions under which DuPont has purchased or plans to purchase Services, provide Material and Assemblies or receive Product from Contractor.

18. HAZARDS
    -------

     Contractor acknowledges that hazards may be involved in providing the Services described hereunder and Contractor shall provide Services in a careful manner as specified in the Sublease.

19. ARBITRATION
    -----------

     In the event a dispute arises between the Parties in connection with any aspect of this Agreement and such dispute shall not have been resolved pursuant to good faith negotiations between the Parties, then either Party may refer such dispute to arbitration, which shall be the sole and exclusive means for resolution of such dispute and shall be final and binding upon the Parties.

     Any such arbitration shall be held in Philadelphia, Pennsylvania, under the rules of the American Arbitration Association then in force and shall be conducted in English. The arbitration panel shall consist of three arbitrators, one of which shall be appointed by each of the Parties, and the third arbitrator shall be appointed by the first two arbitrators (or, in case such two arbitrators cannot agree, then by the American Arbitration Association in accordance with its rules).

     In making their award, the arbitrators shall not be bound by the law of any jurisdiction but shall decide the issues referred to them in accordance with good commercial practice applying such principles of fairness and equity as they may deem appropriate. If any question concerning the interpretation, applicability, or enforceability of this provision arises, the Parties agree that the interpretative law to be applied shall be the law of the State of Delaware. Any judgment or award rendered by the arbitrators may be entered as final in any court having jurisdiction or an application may be made to such court for judicial acceptance and enforcement of the award, as the case may be.

20. INDEMNIFICATION
    ---------------

     (a) Contractor shall, to the extent permitted by law, indemnify, defend, and hold harmless DuPont against all claims, liabilities, damages, losses or expenses of Contractor or any third party to the extent arising out of any negligence, willful misconduct, breach of contract or violations of law by Contractor, or Contractor's employees, agents, subcontractors or assigns in the performance of this Agreement. This indemnity will not apply where the sole cause of the claim, liability, damage, loss or expense is the willful misconduct or gross negligence of DuPont.

     (b) DuPont shall indemnify and hold harmless Contractor from and against, and shall compensate and reimburse Contractor for, any claims, liabilities, damages, losses or expenses of Contractor or any third party to the extent arising out of (i) the infringement by DuPont's procedures for producing the Products of any third party's
                                                      ----- -------
intellectual property or intellectual property rights, or (ii) any
- ------------
negligence, willful misconduct, breach of contract or violations of law by DuPont or DuPont's employees, agents, subcontractors or assigns in the performance of this Agreement. This indemnity will not apply where the sole cause of the claim, liability, damage, loss or expense is the willful misconduct or gross negligence of Contractor.

     (c) The claims, liabilities, damages, losses or expenses covered hereunder include, but are not limited to, settlements, judgments, court costs, attorneys' fees and other litigation expenses, fines and penalties arising out of actual or alleged (1) injury to or death of any person, including employees of Contractor or DuPont, or (2) loss of or damage to property, including the Dunbar Facility and other property of Contractor or DuPont.

     (d) Claims, liabilities, damages, losses or expenses arising from violations of environmental laws are specified in the Sublease.

     (e) In the event any damages or expenses are incurred by either party for which it claims indemnification under this Agreement (the "Indemnitee"), the Indemnitee shall promptly notify the other party (the "Indemnitor") in writing of such damages and expenses. If any claim for indemnification hereunder is based upon an action or claim filed or made against the Indemnitee by a third party, then the Indemnitor shall have the right to negotiate a settlement or compromise of any such action or claim or to defend any such actin or claim at its sole cost and expense.

21. PERFORMANCE OF SERVICES; ACCEPTANCE
    -----------------------------------

     Contractor will provide the Services hereunder in a professional manner and shall meet the operating conditions set forth in Exhibit 1. DuPont shall inspect all Products

upon receipt thereof at the shipping destination. Products not rejected by written notification to Contractor within fourteen (14) working days of receipt shall be deemed to have been accepted. DuPont shall not be obligated to pay the Service Fee or the Raw Material Fee for any properly rejected Products.

     THIS IS AN AGREEMENT FOR SERVICES.  NEITHER PARTY MAKES ANY
EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR USE OR PURPOSE.

22. MACHINERY AND EQUIPMENT
    -----------------------

     Contractor purchased certain Machinery and Equipment situated at the Dunbar Facility from DuPont pursuant to the terms of the Purchase and Sale Agreement. Contractor agrees to maintain the Machinery and Equipment which is used in connection with the Services in good condition and repair.

23. DEFAULT IN PERFORMING SERVICES
    ------------------------------

     In the event that either Party hereto shall default in the performance of any obligation specified herein, the nondefaulting Party shall notify the other Party hereof in writing and, if such default is not remedied within thirty (30) days from date of such notice, or if the other Party is diligently attempting to cure such default but is unable to cure such default within sixty (60) days from the date of such notice, then the nondefaulting Party shall have the right to terminate this Agreement immediately upon the expiration of such cure period. If, in the non-defaulting Party's sole reasonable opinion, such default may result in substantial property damage, injury, accident or death, that Party may, at any time, immediately suspend this Agreement without penalty or damages.

     If Contractor should be adjudged bankrupt or make a general assignment for the benefit of its creditors, or if a receiver should be appointed on account of its insolvency, or should it fail to make payment for materials or labor in the ordinary course of business, or disregard laws, ordinances or other governmental regulations, DuPont may, immediately on written notice to Contractor, terminate this Agreement; provided, however, that if a petition under any state or federal bankruptcy act, receivership statute or the like is filed by any third party, or an application for a receiver of Contractor is made by third party, DuPont may terminate this Agreement only if such petition or application is not resolved favorably to Contractor within sixty (60) days of DuPont's written notice to Contractor.

     Termination under this Article, or any Articles hereof, shall not relieve or release either party from any rights, liabilities, or obligations which may have arisen prior to the date of such termination.

     Contractor acknowledges and agrees that the Services provided hereunder are [
    ]* In the event Contractor materially defaults under the terms of this Agreement and such default is not cured within a reasonable period of time, [
                                                                 ]*

     Except with respect to each party's indemnification obligations set forth in Section 20 herein and except in the event of an intentional breach of or default under this Agreement or gross negligence, neither party shall be liable to the other party for any incidental or consequential damages, including, without limitation, lost profits incurred by the other party or any third party, arising out of a breach of or default under this Agreement, even if such party has been advised of the possibility of such damages.

24. FORCE MAJEURE
    -------------

     No liability shall result to either Party from delay in performance or from nonperformance caused by circumstances beyond the control of the Party who has delayed performance or not performed.
The nonperforming Party shall be diligent in attempting to remove any such cause and shall promptly notify the other Party of its extent and probable duration.

     If Contractor, due to circumstances beyond its control, is unable to supply the total demands for the Product or Services required by the Agreement, then Contractor shall preferentially allocate its resources so as to use its best efforts to provide the Services.

     If the nonperforming Party who has delayed performance or not performed on account of circumstances beyond its control is unable to remove the causes within thirty (30) days or if the nonperforming Party is diligently attempting to cure such default but is unable to cure such default within ninety (90) days, the other Party shall have the right to terminate, without penalty, this entire Agreement or any portion of it.

25. INDEPENDENT CONTRACTOR
    ----------------------

     It is understood that employees, methods, facilities and equipment of Contractor shall at all times be under its exclusive direction and control. Contractor's relationship to DuPont shall be that of an independent contractor. Nothing in the Agreement shall be construed to constitute Contractor, or any of its employees, as an agent, associate, joint venturer or partner of DuPont.


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

26. COMPLIANCE WITH LAWS
    --------------------

     Contractor agrees that in the performance of the processing operations and other Services provided hereunder, including but not limited to, the disposal of any waste resulting from said operations, it will comply with all applicable laws, rules and regulations of governmental authority in connection therewith.

27. MINORITY VENDORS
    ----------------

     DuPont encourages Contractor to provide maximum practicable opportunities to include Minority subcontractors and vendors among its sources of supply in the performance of this Agreement. Minorities include but are not limited to Black Americans, Asian Pacific Americans and Asian-Indian Americans. A Minority business is at least 51% owned by a Minority or group of Minorities.

28. QUALITY
    -------

     In the event the quality of the Services is not reasonably satisfactory to DuPont (including without limitation, Services which do not result an Assembly which has a relatively symmetrical and uniform reduction in circumference of the driver tube, with the bottom end of the Assembly remaining intact), DuPont and Contractor shall mutually investigate the problem and implement a plan to improve Services.

29. ISO CERTIFICATION
    -----------------

     Contractor shall provide all necessary assistance to DuPont in connection with procedures and practices at the Dunbar Facility in order to maintain the ISO 9002 certification for DuPont's industrial diamonds business. In the event Contractor is required to perform services (that would not otherwise be performed by Contractor in connection with its own business or in connection with the Services provided under this Agreement) in order to maintain the ISO 9002 certification for DuPont's industrial diamonds business, then DuPont and Contractor shall negotiate a mutually agreeable fee schedule based on cost plus a fixed fee for such services.

30. NONDISCRIMINATION
    -----------------

     Contractor warrants that it complies with all applicable laws, rules, orders and regulations of governmental authority covering the production, sale and delivery of the goods or services specified herein, including, but not limited to, the Equal Opportunity Clause prescribed in 41 CFR 60-1.4; the Affirmative

Action Clause prescribed in 41 CFR 60-250.4, regarding disabled veterans and veterans of the Vietnam Era; the Affirmative Action Clause for Handicapped Workers prescribed in 41 CFR 60-741.4; 48 CFR Chapter 1 Subpart 19.7 regarding Small Business and Small Disadvantaged Business Concerns; 48 CFR Chapter 1 Subpart 20.3 regarding Utilization of Labor Surplus Area Concerns; Executive Order 12138 and regulations thereunder regarding subcontracts to women-owned business concerns; Affirmative Action Compliance Program (41 CFR 60-1.40); annually file SF-100 Employer Information Report (41 CFR 60-1.7); 41 CFR 60-1.8 prohibiting segregated facilities; and the Fair Labor Standards Act of 1938, as amended.

31. CONTRACT ADMINISTRATOR
    ----------------------

     The Contract Administrator will represent DuPont in the administrative phases of the work to be performed under this Agreement. He or she will maintain an interface between the Contractor and DuPont and will keep DuPont's Sourcing Function or any successor function informed at all times as to the adequacy of the Contractor's performance and progress.

     In the performance of this assignment, the Contract Administrator will have no legal right to authorize changes of any kind that are outside the scope and compensation of this Agreement, nor shall his actions be construed as giving implied approval of any such change. Except as otherwise specifically provided herein, such changes shall be effected only by a properly executed modification to this Agreement.

32. NOTICES
    -------

     All notices required under this Agreement shall be in writing and shall be effective if delivered to the Party entitled to receive the same by hand or if deposited in the United States Mail (First Class) addressed to such Party at the address set forth below.

     All notices required or contemplated under this Agreement shall be addressed as follows:

     a. Proposed price changes, correspondence or notices involving the contractual relationship and tax election statements should be sent to:

          E. I. du Pont de Nemours and Company
          Specialty Chemicals
          Brandywine Building
          B-12272
          1007 Market Street
          Wilmington, DE  19898
          Attn:  Laura Prechtl

     with a copy to:

          E. I. du Pont de Nemours and Company
          Repauno Plant
          Repauno Drive
          P.O. Box 68
          Gibbstown, N.J. 08027
          Attn:  Industrial Diamonds

     b. Invoices, Insurance Certificates, Accountability Reports, Safety Reports, and routine performance summaries are to be sent to:

          E. I. du Pont de Nemours and Company
          Accounts Payable
          P.O. Box 631
          Old Hickory, TN 37138-0631

     with a copy to:

          E. I. du Pont de Nemours and Company
          Repauno Plant
          Repauno Drive
          P. O. Box 68
          Gibbstown, N.J.  08027
          Attn:  Industrial Diamonds

     c. All freight bills for DuPont's account shall be by third party billing and forwarded to:

          FMIS
          E. I. du Pont de Nemours and Company
          P. O. Box 8964
          Wilmington, Delaware  19899

     DuPont correspondence, information, documents, notices or payments to Contractor shall be sent personally or by first-class mail to:

          Dynamic Materials Corporation
          551 Aspen Ridge Drive
          Lafayette, Colorado  80026
          Attention:  President

     Either Party may change its address for notice hereunder upon no less than thirty (30) days prior written notice thereof to the other Party.

33. AUTHORITY
    ---------

     The Parties hereby represent that they have full power and authority to enter into and perform this Agreement and the Parties do not know of any contract, agreements, promises or undertakings which would prevent the full execution and performance of this Agreement.

34. ASSIGNMENT AND SUBCONTRACTING
    -----------------------------

     The parties shall not, without the prior written consent of the other party, assign or transfer this Agreement, in whole or in part, nor shall either party contract any work under this Agreement to any subcontractor (other than equipment rental necessary to provide the Services), except with the other party's prior written consent thereof.

     If, during the term of this Agreement, Contractor shall dissolve, transfer, sell, assign, mortgage, encumber, pledge, or otherwise dispose of (a) substantially all of its assets used to provide the Services herein, (b) over thirty percent (30%) of its ownership or controlling interest (whether in the form of stock or otherwise), or if Contractor shall consolidate with or merge into another corporation or permit one or more other corporations to consolidate or merge into it, or if Contractor contemplates or reasonably expects the occurrence of any event referred to in this Article, then Contractor shall give DuPont notice of such occurrence as soon as is legally permissible.
If such occurrence or proposed occurrence is unacceptable to DuPont, DuPont may terminate this Agreement upon written notice to Contractor.

     Notwithstanding anything to the contrary contained herein, either party may freely

assign this Agreement to the purchaser of all or substantially all of the business to which this Agreement relates.

35. RESERVATION OF RIGHTS
    ---------------------

     DuPont's waiver of any of its remedies afforded hereunder or by law is without prejudice and shall not operate to waive any other remedies which DuPont shall have available to it, nor shall such waiver operate to waive DuPont's rights to any remedies due to a future breach, whether of a like or different character.

36. HEADINGS
    --------

     All headings of the Articles of this Agreement are inserted for convenience only and shall not affect any construction or interpretations of this Agreement.

37. APPLICABLE LAW
    --------------

     This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of law, and the courts within Delaware will be the only courts of competent jurisdiction. This Agreement will not be governed by the U. N. Convention on Contracts for the International Sale of Goods.

38. SEVERABILITY
    ------------

     In the event that any Article of this Agreement shall be found to be void or unenforceable, such findings shall not be construed to render any other Article of this Agreement either void or unenforceable, and all other Articles shall remain in full force and effect unless the Article(s) which is/are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by either Party.

39. ENTIRETY
    --------

     This Agreement, the Purchase and Sale Agreement and the Sublease, together with the attachments and Exhibits specifically referenced and attached hereto, embodies the entire understanding between DuPont and Contractor and, except as otherwise specifically stated herein, there are no contracts, understandings, conditions, or representations, oral or written, with reference to the subject matter hereof which are not merged herein.

Except as otherwise specifically stated, no modification hereto shall be of any force or effect unless (1) reduced to writing and signed by both Parties hereto, and (2) expressly referred to as being modifications of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.


E. I. DU PONT DE NEMOURS           DYNAMIC MATERIALS CORPORATION
AND COMPANY


BY    /s/ R. A. Gregg              BY  /s/ Paul Lange
   ----------------------------      ---------------------------------

Print Name  R. A. Gregg            Print Name:  Paul Lange
          ---------------------               ------------------------

TITLE  Dir - Global Services       TITLE  Pres/CEO
     --------------------------         ------------------------------

Date   7/19/96                     Date   7/22/96
    ---------------------------        -------------------------------

                               EXHIBIT 1
                               ---------
                        OPERATING INSTRUCTIONS
                        ----------------------

     No changes shall be made to the attached procedures without the express written consent of DuPont and Contractor.

                               EXHIBIT 2
                               ---------
                             COMPENSATION
                             ------------

DuPont shall pay Contractor the following fees for Services provided for each Assembly:

     (a) a service fee for Services provided on each Assembly (the "Service Fee") as follows:

          Assemblies/Month    Service Fee per Assembly
          ----------------    ------------------------
          [

                                          ]*

     The Service Fee shall be adjusted on April 1 of each year in accordance with [

                                    ]*

     (b) a raw material fee in the amount of Contractor's reasonable cost of the Explosive and other raw materials directly related to the Services (as set forth in Exhibit 1) provided on each Assembly (the "Raw Material Fee").

provided, however, that DuPont shall not be required to pay Contractor for Services which result in an Assembly where the bottom end of the Assembly does not remain intact ("blown shot").

     In 1996, DuPont shall take or pay Services for [
            ]*.  In 1997 and thereafter, DuPont shall take or pay
Services for [                                      ]*

     In the event DuPont is required to pay a penalty to Contractor pursuant to Paragraph 5(d) of this Agreement, DuPont shall not be required to pay Contractor twice for failure to take such Services. As such, if failure to take Services is subject to fees under both Paragraph 5(d) and this Exhibit, only one such fee shall be paid to Contractor, in order that duplication of fees be avoided.

     [


                                                                    ]*


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

[







                                                                    ]*


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

                               EXHIBIT 3
                               ---------
                            SAMPLE INVOICE
                            --------------

                                INVOICE

Remit to:
Dynamic Materials Corporation              Invoice Number:  __________
551 Aspen Ridge Drive
Lafayette, Colorado  80026                 Invoice Date:    __________
Attention:  President

Telephone:  (303) 665-5700

Reference:  Tolling/Services Agreement for Industrial Diamonds

Purchase Order Number:  LMD-xxxxxxxxx

For Services performed during calendar month of August, 1996 as follows:

[













                                                                    ]*

______________________________________________________________________
Description of Development Activities (if any):




______________________________________________________________________


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.